UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): December 11, 2009

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 5, 2009 we entered into a Consulting Agreement with Europus Capital Investments, Inc. to assist and advise the company in the process of potentially moving from the Pink Sheets to the OTCBB.
Assist and advise us in identifying investor relations and/or public relations and/or market relations organizations to be utilized by us and assisting us with such investor relations and/or public relations and/or market relations organizations which are engaged by Megola Inc.;

The basic services to be performed by Europus Capital Investments, Inc. for the duration of the agreement will include, but not be limited to, the following:

A.	Analyze Company's needs with respect to public relations and/or investor relations and/or market relations.

B.	Oversee and facilitate, for the benefit of the Company, any and all Investor relations and/or public relations and/or market relations organizations which are engaged by the Company;

C.	Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community.

D.	Assist and advise the company with respect to its relations with brokers, dealers, analysts, and other investment professionals.

E.	Otherwise perform as the Company's consultant for public relations and/or investor relations and/or market relations.

F.	Assist and advise the company in introduction to various market makers, investment banking and small cap firms.

G.	Assist and advise the company in the process of potentially moving from the Pink Sheets to the OTCBB.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

None

ITEM 9.01 EXHIBITS

10.0 Consulting Agreement with Europus Capital Investments, Inc

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc. (Registrant)

Dated: December 11, 2009	By:	/s/ Joel Gardner
Joel Gardner, President